EXHIBIT 99.2
April 26, 2012
First Quarter 2012
Earnings Release Supplement

April 26, 2012
Table of Contents
 Summary of First Quarter Results………………………….. 4
 Information Regarding the Fortis Transaction…………….. 5
 Financial Results
 CH Energy Group…………………………………………….. 6
 Central Hudson……………………………………………….. 8
 Griffith………………………………………………………….. 11
 Other Businesses & Investments…………………………… 13
 Business Conditions & Outlook……………………………... 15
 Segment Information…………………………………………. 20

First Quarter 2012 - Earnings Release Supplement

April 26, 2012
Statements included in this presentation and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group’s and Central Hudson’s future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the timing and consequences of the
Fortis acquisition, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-
looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the Fortis transaction will not be satisfied or waived including shareholder and regulatory approvals and the timing and terms, including costs, thereof; the impact of delay or failure to complete the Fortis transaction on CH Energy Group stock price; deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand;
potential future acquisitions; legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group and Central Hudson undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Given these uncertainties, undue reliance should not be placed on the forward-looking statements.
Additional Information about the Fortis Transaction and Where to Find It
In connection with the proposed acquisition of CH Energy Group by Fortis, CH Energy Group will file a proxy statement with the SEC, a preliminary version of which was filed with the SEC on April 2, 2012, and intends to file other relevant materials with the SEC as well. Investors and security holders of CH Energy Group are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the proposed acquisition and related matters. The final proxy statement will be mailed to CH Energy Group shareholders. Investors and stock shareholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by
CH Energy Group, at the SEC's Web site, www.sec.gov. These documents (when they are available) can also be obtained by investors and stockholders free of charge from CH Energy Group at CH Energy Group’s website at www.chenergygroup.com, or by contacting CH Energy Group's Shareholder
Relations Department at (845) 486-5204.
Participants in the Solicitation of Proxies
This communication is not a solicitation of a proxy from any security holder of CH Energy Group. However, CH Energy Group, Fortis and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of CH
Energy Group in connection with the proposed acquisition. Information about CH Energy's directors and executive officers may be found in its 2011
Annual Report on Form 10-K filed with the SEC on February 16, 2012, and definitive proxy statement relating to its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012. Information about Fortis’ directors and executive officers may be found in its Management Information Circular available on its website at www.fortisinc.com. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the merger will be included in CH Energy Group’s proxy statement, a preliminary version of which was filed with the SEC on April 2, 2012, and other relevant materials filed with the SEC when they become available.
Forward-Looking Statements

April 26, 2012
CH Energy Group’s earnings for the first quarter of 2012 were $0.98 vs. $1.08 for the first quarter of 2011. The reduction of $0.10 was the net effect of four significant factors: Central Hudson Gas & Electric recorded a strong gain in
EPS, earning $1.11 in the first quarter of 2012 vs. $0.79 in the prior year, an increase of $0.32. Griffith Energy Services recorded lower earnings in the first quarter of 2012 of $0.17 vs. $0.28 in the prior year. The holding company recorded significant expenses related to the agreement and plan of merger in which CH Energy Group agreed to be acquired by Fortis Inc. totaling $5.2 million, or $0.31. And on a per share basis, earnings increased by $0.05 due to share accretion. Each of these variations is explained in more detail below.
Steven V. Lant, Chairman of the Board, President and CEO of CH Energy
Group said, “CH Energy Group had a memorable quarter - announcing a compelling transaction with Fortis Inc., while at the same time remaining focused on its core business and producing strong operating results. We look forward to continuing to produce strong operating performance and customer satisfaction as we work toward closing the transaction with Fortis”.
Summary of First Quarter Results

April 26, 2012
CH Energy announced on February 21 that it had agreed to be acquired by Fortis,
Inc. headquartered in St. John’s, Newfoundland Canada for $65 per share in cash, subject to shareholder and required regulatory approvals.
Since the announcement, CH Energy Group and Fortis have been working cooperatively toward a successful closing. CH Energy Group plans to mail a definitive proxy statement in mid-May and a special meeting of shareholders to vote on the transaction has been tentatively scheduled for June 19.
Filings have been made with the NYS PSC and FERC as part of their regulatory approval process. Additional filings and notices will be made with the Federal
Trade Commission, Department of Justice, Federal Communications Commission
and Committee on Foreign Investment in the United States over the next few months. The NYS PSC approval process is expected to have the longest timeline, and approval is currently projected in the first quarter of 2013, but this estimate is subject to change. Closing is expected to occur shortly after PSC approval is obtained.
Information Regarding the Fortis Transaction

April 26, 2012
NOTE: The information above is considered a non-GAAP financial measure and is not an alternative to earnings per share determined on a consolidated basis, which is the most directly comparable GAAP measure. A reconciliation of each business unit’s earnings per share to CH
Energy Group’s earnings per share, determined on a consolidated basis, is included in the table above.
The table above presents the change in earnings of CH Energy Group’s business units in terms of earnings for each share of CH Energy
Group’s Common Stock. Management believes that expressing the results in terms of the impact on shares of CH Energy Group is useful to investors because it shows the relative contribution of the various business units to CH Energy Group’s earnings. Additionally, Management believes that the disclosure of significant events within each business unit provides investors with the context around the company’s results that is important in enabling them to ascertain the likelihood that past performance is indicative of future performance.
Earnings per Share (basic)	Three Months Ended
	March 31
	2011	2012	Change
Central Hudson - Electric	$0.39	$0.70	$0.31
Central Hudson - Natural Gas	0.40	0.41	0.01
Griffith	0.28	0.17	(0.11)
Other Businesses and Investments	0.01	(0.30)	(0.31)
Total CH Energy Group Consolidated Earnings, as reported	$1.08	$0.98	$(0.10)

Significant Events:
Central Hudson	$(0.13)	$(0.04)	$0.09
Griffith	0.04	(0.06)	(0.10)
Other Businesses and Investments	(0.04)	(0.31)	(0.27)
Total Significant Events	$(0.13)	$(0.41)	$(0.28)

CH Energy Group Consolidated Adjusted Earnings Per Share (non-GAAP)
Central Hudson	$0.92	$1.15	$0.23
Griffith	0.24	0.23	(0.01)
Other Businesses and Investments	0.05	0.01	(0.04)
Total CH Energy Group Consolidated Adjusted Earnings Per Share (non-GAAP)	$1.21	$1.39	$0.18
Financial Results - CH Energy Group

April 26, 2012
 On a consolidated basis, CH Energy Group earned $0.98 in the first quarter of 2012, a
 $0.10 decrease from last year’s first quarter earnings of $1.08. This was primarily due to costs associated with the proposed Fortis acquisition, partially offset by lower storm restoration costs at Central Hudson.

Financial Results - CH Energy Group

April 26, 2012
NOTE: Refer to page 6 of this presentation for a reconciliation to CH Energy Group’s consolidated earnings per share.
Earnings per Share (basic)	Three Months Ended
	March 31
	2011	2012	Change
Central Hudson - Electric	$0.39	$0.70	$0.31
Central Hudson - Natural Gas	0.40	0.41	0.01
Total Central Hudson Earnings	$0.79	$1.11	$0.32

Significant Events:
Higher weather related restoration costs	$(0.13)	$-	$0.13
Storm deferral adjustment	-	(0.04)	(0.04)
Central Hudson Adjusted Earnings Per Share	$0.92	$1.15	$0.23

			Change
Delivery revenue			$0.09
Higher property and other taxes			(0.03)
Higher depreciation			(0.04)
Lower trimming costs			0.09
Lower income and capital-based taxes			0.02
Share accretion			0.05
Other			0.05
			$0.23
Financial Results - Central Hudson

April 26, 2012
 Central Hudson earned $1.11, a $0.32 increase over the first quarter of 2011. There were several large items driving the increase. As shown in the middle portion of the preceding slide, we had significantly higher costs associated with storm restoration in 2011 than in
 2012.
 Our 2011 earnings reflected over $3 million of expenses associated with electric and gas system restoration costs due to severe weather. Additionally, the Public Service
 Commission issued its order on our deferral petition for the significant storm event we had in February 2010, disallowing approximately $850K. Since we had deferred all of our incremental costs associated with these storms in 2010, the PSC’s disallowance resulted in higher expenses for the first quarter of 2011.
 In 2012, we had an unusually mild winter with minimal storm activity. However, first quarter
 2012 earnings reflect a $0.04 per share reduction in the amount of incremental 2011 storm costs deferred for future recovery from customers. The reduction was due to management’s updated estimate of Central Hudson’s earnings for its electric business for the rate year ending June 30, 2012. These earnings are currently projected to be in excess of our 10% authorized return on equity, therefore, the portion of the incremental costs that were deferred was reduced by $1 million to align projected earnings to our authorized return on equity. Management will review Central Hudson’s actual earnings at the end of the rate year, and increase or decrease the amount of incremental costs deferred for future recovery by the amount necessary to achieve a 10% return on equity, while continuing to pursue recovery of 100% of these storm restoration costs through deferral petitions.

Financial Results - Central Hudson

April 26, 2012
 Several other factors also had an impact on the year-over-year financial results for first quarter 2012. Higher delivery revenue resulted from an increase in Central Hudson’s investment in utility plant and the associated rate increase that went into effect in July 2011.
 One of the more significant changes from the first quarter of last year is the timing of our tree trimming expenditures. As you may recall from last year, we took advantage of favorable pricing to accelerate our tree trimming program into the first half of the year. These favorable conditions were not present in 2012. By the end of the year, we expect our 2012 tree trimming expenditures to be comparable to last year.
 The final noteworthy change relates to our 2011 share repurchase. As we discussed during our 2011 year-end earnings conference call, the reduction in outstanding shares between
 2010 and 2011 resulting from share repurchases increased our earnings per share for 2011 by $0.09. Due to the timing of the repurchases - which took place primarily in the third quarter of 2011 - our 2011 earnings per share increased by approximately half of the expected annualized benefit. We expect to see an additional $0.11 in our 2012 earnings per share and the first quarter’s increase of $0.05 is consistent with this expectation. While Central Hudson’s earnings level will continue to reflect the lower number of outstanding shares, from an earnings growth perspective, we expect to see only one more quarter of year-over-year increases next quarter, with no incremental impacts thereafter.
Financial Results - Central Hudson

April 26, 2012
NOTE: Refer to page 6 of this presentation for a reconciliation to CH Energy Group’s consolidated earnings per share.
Earnings per Share (basic)	Three Months Ended
	March 31
	2011	2012	Change
Griffith - Fuel Distribution Earnings	$0.28	$0.17	$(0.11)

Significant Events:
Weather impact on sales	$0.02	$(0.06)	$(0.08)
Discontinued operations	0.02	-	(0.02)
Griffith Adjusted Earnings Per Share	$0.24	$0.23	$(0.01)

			Change
Weather-normalized sales (including conservation)			$(0.05)
Gross margin on petroleum sales			0.02
Operating expenses			0.01
Share accretion			0.01
			$(0.01)
Financial Results - Griffith

April 26, 2012
 Griffith’s contribution to CH Energy Group’s first quarter earnings of $0.17 were $0.11 lower than the same period last year, primarily due to factors we do not consider to be part of Griffith’s core earnings.
 Among the significant events affecting Griffith’s year-over-year financial results, weather was the largest driver. Unfavorably warm weather caused a $0.06 per share reduction in 2012 compared to
 $0.02 per share of favorable weather impacts in 2011, causing year-over-year earnings to decrease by $0.08 per share.
 Additionally, in the first quarter of 2011, Griffith’s earnings benefited by $0.02 from reducing the environmental reserve associated with its retained obligation from the 2009 divestiture. There was no change in the reserve in 2012.
 Excluding these items, Griffith’s core earnings reduced its contribution to CH Energy Group by
 $0.01. Weather-normalized sales volumes were $0.05 lower than the same period in 2011. We believe this was due to price-induced conservation. Higher margins and effective cost management were able to largely offset the impact of the lower sales volumes.

Financial Results - Griffith

April 26, 2012
NOTE: Refer to page 6 of this presentation for a reconciliation to CH Energy Group’s consolidated earnings per share.
Earnings per Share (basic)	Three Months Ended
	March 31
	2011	2012	Change
Other Businesses & Investments Earnings	$0.01	$(0.30)	$(0.31)

Significant Events:
Renewable Investments:
Operations	$(0.04)	$-	$0.04
Merger related costs	-	(0.31)	(0.31)
Other Businesses and Investments Adjusted Earnings Per Share	$0.05	$0.01	$(0.04)

			Change
Share accretion			$(0.01)
Other			(0.03)
			$(0.04)
Financial Results - Other Businesses & Investments

April 26, 2012
 The contribution from our Other Businesses and Investments’- which includes our holding company results - decreased $0.31 from the same period in 2011, primarily due to costs associated with the Fortis acquisition which were recorded at the holding company level.
Financial Results - Other Businesses and Investments

April 26, 2012
 In February we announced an agreement to join the Fortis federation of companies. Our entire company remains focused on continuously improving our operating and financial performance while we work with Fortis to bring the announced transaction to a successful close.
 Core earnings continue to grow through investment in infrastructure at Central Hudson and through the acquisition of small tuck-in acquisitions at Griffith Energy Services, our fuel delivery business headquartered in Maryland.
 As previously disclosed and discussed during prior earnings conference calls, the strategic transition we announced in October 2010 is essentially complete. During 2011, we divested our four largest renewable energy investments. Fully 93% of CH Energy Group assets are now regulated transmission and distribution utility assets at Central Hudson and most of the remainder is our fuel distribution business, Griffith Energy Services.

Comments on Business Conditions for CH Energy Group and
its subsidiaries, strategy and outlook for 2012 and beyond:

April 26, 2012
Central Hudson
 At Central Hudson we continue to invest significantly in the utility infrastructure of our electric and gas systems to improve service quality and customer satisfaction. We project that in 2012 Central Hudson will invest approximately $108 million, an increase of roughly
 22% over the $88 million invested in 2011.
 These investments continue to be the drivers of Central Hudson’s earnings growth. Based on our projected 2012 capital expenditures we estimate rate base growth of approximately
 4.5% per year off the base historic year (12 months ended June 30, 2009) for the remainder of our current rate agreement, which is set to expire on June 30, 2013. The delivery rates applicable at the end of a rate agreement would continue until such time as new rates were established. As part of the April 20, 2012 Joint Petition filed with the Public
 Service Commission seeking approval of the acquisition of CH Energy Group by Fortis, we have proposed a rate freeze until at least July 1, 2014. This is one of many key elements contained in the filing and we will provide updates in subsequent earnings releases with the status of our regulatory planning efforts.
Comments on Business Conditions for CH Energy Group and
its subsidiaries, strategy and outlook for 2012 and beyond:

April 26, 2012
Central Hudson
 The long-term outlook for capital investment at Central Hudson indicates similar or higher levels of growth in rate base, but it will ultimately depend on a number of factors, including economic conditions, federal tax policy, state regulatory support and rate recovery.
 Central Hudson is positioned to deliver a solid financial performance in 2012 and we are concentrating our efforts on earning the allowed ROE of 10% on projected rate base of approximately $925 million.
Comments on Business Conditions for CH Energy Group and
its subsidiaries, strategy and outlook for 2012 and beyond:

April 26, 2012
Griffith Energy Services
 The fuel distribution business continues to be challenging during periods of escalating heating oil prices. Over the last 15 months, prices have increased by approximately 40%.
 Consistent with past experience and our expectations, our customers reduced their usage in response. We estimate that our residential customers lowered their usage on a weather-
 normalized basis by approximately 5%, resulting in an earnings drag of $0.04 per share.
 Weather was approximately 24% warmer in the first quarter of 2012 compared to the first quarter of 2011, and resulted in a negative earnings impact of approximately $0.08 per share. In response to these challenges, Griffith was able to slightly increase margins and effectively managed their cost structure. Griffith continues to focus on its cost structure, adjusting delivery capabilities to delivered product volumes and improving productivity.
 Griffith should also realize the benefits of the six tuck-in acquisitions completed in 2011.
 Griffith will continue to pursue selective tuck-in acquisitions in its current markets that improve the utilization of existing facilities and personnel. Our track record of integrating these acquisitions into our operations and earning returns well above our cost of capital supports continuing the current pace of investments.
Comments on Business Conditions for CH Energy Group and
its subsidiaries, strategy and outlook for 2012 and beyond:

April 26, 2012
Other Businesses and Investments-CHEC
 As mentioned previously, we divested four non-regulated renewable energy investments in
 2011 that represented most of our entire portfolio. At this point we have only $2.6 million invested in remaining assets at CHEC and these assets are not expected to have a material impact on future earnings.
Fortis Announcement
 On February 21 of this year we announced that we had signed a merger agreement to join the Fortis federation of companies. Included in this quarter’s results were significant costs directly associated with the announcement, and there will be additional fees and expenses as we continue to make progress towards closing the transaction. We are currently estimating that we will incur an additional $0.20-$0.25 per share in 2012 with additional costs recognized at closing, currently estimated for the first quarter of 2013.
 Since the announcement management has been meeting with all of our key constituencies.
 While there are a number of regulatory approvals necessary to achieve closing, it is likely that Public Service Commission approval will have the longest timeline and will determine the ultimate closing date. We will continue to focus on executing on our business plan in the months ahead and we will provide updates on the progress of the Fortis transaction in subsequent announcements.
Comments on Business Conditions for CH Energy Group and
its subsidiaries, strategy and outlook for 2012 and beyond:

April 26, 2012
➢ Segment EPS Reconciliation
➢ Segment Information, Revenue
➢ Segment Information, Net Income
➢ Segment Information, Assets
➢ Selected Operational Information
Earnings Release Supplement

$200
$150
$100
$50
$0
$21
$33
$85
$76
$42
$70
$19
$31
$84
$70
$25
$45
Delivery
Q1 2011
Commodity
Q1 2011
Delivery
Q1 2012
Commodity
Q1 2012

April 26, 2012
Central Hudson - Electric
Central Hudson - Natural Gas
Griffith
Central Hudson - Purchased Electricity & Fuel
Central Hudson - Purchased Natural Gas
Griffith - Purchased
Petroleum
$327
$274
Segment Information, Revenue ($ in millions)

$20
$15
$10
$5
$0
($5)
$0.1
$4.4
$6.4
$6.0
$2.5
$6.2
$10.3
$(4.4)
Q1 2011
Q1 2012

$55
$45
$35
$25
$15
$5
($5)
($15)
$2.1
$11.1
$30.0
$(8.2)
$10.0
$38.2
$(0.4)
$(4.8)
12 Months March 2011
12 Months March 2012

April 26, 2012
Central Hudson - Electric
Central Hudson - Natural Gas
Griffith
Other Businesses
 & Investments
$43.0*
$35.0*
$14.6
$16.9*
*Includes net income/(loss) from discontinued operations of Griffith, Lyonsdale, Shirley, Auburn and Greentree.
Segment Information, Net Income ($ in millions)

1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
$88
$116
$355
$1,182
$15
$109
$380
$1,292
March 31, 2011
March 31, 2012

April 26, 2012
Central Hudson - Electric
Central Hudson - Natural Gas
Griffith
Other Businesses
 & Investments
$1,796
$1,741*
*Other Businesses & Investments includes $64.1M of assets which were divested in 2011.
Segment Information, Assets ($ in millions)

CH Energy Group, Inc.

CHG&E*
Griffith
Other Businesses & Investments
$500
$250
$0
$66
$30
$445
$32
$35
$446
March 31, 2011
Twelve Months Average
March 31, 2012
Twelve Months Average

April 26, 2012
$513***
$541**
* Represents the consolidated CHG&E including both Gas and Electric Operations.
** Other Businesses & Investments include $30M associated with investments divested over the course of 2011.
*** Other Businesses & Investments include $12M associated with investments divested over the course of 2011 and $53M reduction due to share repurchases.
Segment Information, Equity ($ in millions)

April 26, 2012
	First Quarter	First Quarter
	Ended March 31,	Ended March 31,
CENTRAL HUDSON GAS & ELECTRIC CORP.	2011	2012

Electricty Delivered (Mwh):
Residential	621,884	547,688
Commercial	507,172	475,121
Industrial	249,684	245,020
Other	10,344	10,209
Total Own Territory	1,389,084	1,278,038

Natural Gas Delivered (Mcf):
Residential	2,780,006	2,093,514
Commercial	2,904,893	2,257,973
Industrial	198,700	135,772
Other	15,568	11,713
Total Firm Sales	5,899,167	4,498,972
Selected Operational Information

April 26, 2012
		Weather Normalized
	First Quarter	First Quarter Ended
	Ended Mar 31,	Mar 31,
	2012 vs. 2011	2012 vs. 2001
CENTRAL HUDSON GAS & ELECTRIC CORP.	% Variation	% Variation

Electricty Delivered (Mwh):
Residential	(12)	(4)
Commercial	(6)	(5)
Industrial and Other	(2)	(2)
Total Own Territory	(8)	(4)

Natural Gas Delivered (Mcf):
Residential	(25)	(3)
Commercial	(22)	(3)
Industrial and Other	(31)	(13)
Total Own Territory	(24)	(3)

GRIFFITH
Sales of Petroleum Products (gallons):
Heating Oil	(29)	(8)
Motor Fuels	(1)	(1)
Propane and Other	(35)	(16)
Total	(18)	(5)
Selected Operational Information

April 26, 2012
First Quarter
Ended Mar 31,
2012 vs. 2011
% Variation
CENTRAL HUDSON GAS & ELECTRIC CORP.

Cooling Degree Days:
Billing Cycle vs. Prior Year	-
Billing Cycle vs. Normal	-

Heating Degree Days:
Billing Cycle vs. Prior Year	(23)
Billing Cycle vs. Normal	(24)

GRIFFITH

Heating Degree Days:
Billing Cycle vs. Prior Year	(24)
Billing Cycle vs. Normal	(24)
Selected Operational Information